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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 13, 2006


                          SUN-TIMES MEDIA GROUP, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


               1-14164                                  95-3518892
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       (Commission File Number)            (I.R.S. Employer Identification No.)


    712 FIFTH AVENUE, NEW YORK, NY                         10019
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(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code:   (212) 586-5666
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                                      N/A
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             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            In connection with the developments discussed in Item 8.01 below, Sun-Times Media Group, Inc. (the "Company") entered into separation agreements with Gordon A. Paris, James Van Horn and Robert T. Smith.

AGREEMENT WITH GORDON A. PARIS
------------------------------

            The separation agreement with Mr. Paris provides that Mr. Paris will resign as chief executive officer, effective December 29, 2006, to facilitate the relocation of the position to Chicago, Illinois. However, Mr. Paris will continue as a member of the Board of Directors of the Company (the "Board") and the Chairman of the Special Committee of the Board until his termination or resignation from those positions in accordance with the Certificate of Incorporation and By-laws of the Company.

            Pursuant to the separation agreement, Mr. Paris is entitled to receive a cash lump sum payment in an amount equal to $2,700,000 (determined in accordance with his employment agreement as the amount of one year's base salary and target bonus, plus a bonus for 2006 at target level), payable within 10 business days following his termination date. For purposes of Mr. Paris's cash incentive award granted on December 9, 2005 under the Hollinger International Inc. 2006 Long-Term Incentive Plan ("LTIP")), his employment will not be deemed terminated until the later of December 29, 2006 and the date on which he ceases to be a member of the Board, at which time the cash incentive award will become immediately vested and payable (if applicable) as and to the extent provided in the LTIP (if such award has not already been settled as a result of the prior expiration of the scheduled performance period), except that such award will not be subject to proration as provided in the LTIP. In addition, all equity-based awards (excluding the cash incentive award described above) previously granted to Mr. Paris under the LTIP or otherwise shall become immediately fully vested and payable (if applicable) as of December 29, 2006. If Mr. Paris elects, the Company will continue to provide him, at the Company's expense, with continued health and welfare benefits until December 31, 2007 (and the Company may provide such coverages as applicable under COBRA by paying 100% of the cost of his COBRA premiums). Notwithstanding the foregoing, in the event a Change in Control (as defined in the Employment Agreement) occurs on or prior to December 31, 2006, then Mr. Paris will be entitled to receive the payments and benefits set forth in Paragraph 7C of his employment agreement (the "Change in Control Benefits") (in lieu of the payments and benefits set forth in above) to the extent the Change in Control Benefits are greater then the payments and benefits set forth above.

            Mr. Paris will also receive a cash payment in an amount equal to the portion of his account balance under, or any company matching contributions to, the 401(k) plan, in each case that he will forfeit or not otherwise receive solely by reason of his employment termination date being December 29, 2006 instead of December 31, 2006 (including any company matching contribution that he would have otherwise been entitled to receive for 2006 and the portion of his account balance that would have vested had he remained employed through December 31, 2006), payable at the time the company matching contribution is regularly made under the 401(k) plan, but in no event later than March 15, 2007. The foregoing payments and benefits will not be paid until Mr. Paris executes and delivers a waiver and release of claims in favor of the Company that becomes fully effective and enforceable in accordance with its terms.

            Mr. Paris has also agreed to provide reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against the Company, which relates to events occurring during his employment, subject to reimbursement for his reasonable out-of-pocket expenses incurred in connection with providing such cooperation. Mr. Paris will remain subject to the confidentiality, noncompetition and nonsolicitation provisions of his employment agreement.

AGREEMENT WITH JAMES VAN HORN
-----------------------------

            The separation agreement with Mr. Van Horn provides that Mr. Van Horn will resign his employment, effective December 29, 2006, to facilitate the relocation of the positions to Chicago, Illinois. Pursuant to the separation agreement, Mr. Van Horn is entitled to receive a cash lump sum payment in an amount equal to $875,000 (determined in accordance with his employment agreement as the amount of one year's base salary and target bonus, plus a bonus for 2006 at target level), payable within 10 business days following his termination date. On December 29, 2006, all unvested cash incentive awards (within the meaning of the LTIP) will become immediately vested and payable (if applicable) as and to the extent provided in the LTIP, all unvested equity-based awards under the LTIP or otherwise that would have vested under the original vesting schedule for such awards at any time during 2007 will become immediately fully vested and payable (if applicable) and all other unvested equity-based awards under the LTIP or otherwise will immediately terminate. If Mr. Van Horn elects, the Company will continue to provide him, at the Company's expense, with continued health and welfare benefits until December 31, 2007 (and the Company may provide such coverages as applicable under COBRA by paying 100% of the cost of his COBRA premiums). Notwithstanding the foregoing, in the event a Change in Control (as defined in the Employment Agreement) occurs on or prior to December 31, 2006, then Mr. Van Horn will be entitled to receive the payments and benefits set forth in Paragraph 7C of his employment agreement (the "Change in Control Benefits") (in lieu of the payments and benefits set forth in above) to the extent the Change in Control Benefits are greater then the payments and benefits set forth above.

            Mr. Van Horn will also receive a cash payment in an amount equal to the portion of his account balance under, or any company matching contributions to, the 401(k) plan, in each case that he will forfeit or not otherwise receive solely by reason of his employment termination date being December 29, 2006 instead of December 31, 2006 (including any company matching contribution that he would have otherwise been entitled to receive for 2006 and the portion of his account balance that would have vested had he remained employed through December 31, 2006), payable at the time the company matching contribution is regularly made under the 401(k) plan, but in no event later than March 15, 2007. The Company will also provide outplacement services to Mr. Van Horn for 12 months following December 29, 2006 through Kensington International or another nationally recognized outplacement services firm selected by the Company, at the highest executive-level outplacement product offered by Kensington International or such other firm, provided that the costs of such outplacement services shall not exceed 10% of his base salary, and the Company agrees to use its reasonable efforts to facilitate the provision of such services at a location within New Jersey within a reasonable distance from his primary residence. The foregoing payments and benefits will not be paid until Mr. Van Horn executes and delivers a waiver and release of claims in favor of the Company that becomes fully effective and enforceable in accordance with its terms.

            Mr. Van Horn has also agreed to provide reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against the Company, which relates to events occurring during his employment, subject to reimbursement for his reasonable out-of-pocket expenses incurred in connection with providing such cooperation. Mr. Van Horn will remain subject to the confidentiality provisions of his employment agreement. In addition, Mr. Van Horn has agreed to a one-year nonsolicitation covenant.

            Mr. Van Horn has further agreed to provide the Company, on an as-needed basis, for up to six months with consulting services including, but not limited to, assisting his successor in the assumption of his prior responsibilities, making introductions as needed for a successful transition, and providing such additional reasonable assistance to ensure a smooth transition of responsibilities. The Company will pay Mr. Van Horn an addition cash lump sum payment in the amount of $200,000 in exchange for such consulting services.

AGREEMENT WITH ROBERT T. SMITH
------------------------------

            The separation agreement with Mr. Smith provides that Mr. Smith's employment will terminate effective September 30, 2006. Pursuant to the separation agreement, Mr. Smith is entitled to receive a cash lump sum payment in an amount equal to $235,000, $85,000 of which will be payable within 10 business days following his termination date and $150,000 of which will be payable on January 5, 2007. In addition, Mr. Smith is entitled to receive cash payments in the aggregate amount of $310,000, 25% of which will be payable during the period commencing on the September 30, 2006 and ending on December 31, 2006, in bi-weekly installments in accordance with the Company's customary payroll practices, and the remaining 75% of which will be payable on January 5, 2007. Any and all unvested and unexpired options to acquire common stock of the Company will terminate on his date of termination of employment, provided that his outstanding options to purchase 6,536 shares of Company common stock at an exercise price of $6.69 per share, that would otherwise have vested on February 6, 2007, will be treated as fully vested, and Mr. Smith will be able to exercise his vested options through October 31, 2007, unless otherwise agreed by the Company. Mr. Smith's outstanding deferred stock units with respect to 7,146 shares of Company common stock that have not yet vested by reason of elapsed time from the date of grant shall be vested as of the date of termination of employment in accordance with the plans under which they were granted, provided that distribution of shares of Company common stock in satisfaction of all of Mr. Smith's vested deferred stock units will not be made until April 1, 2007. The separation agreement further provides that the Company will continue to provide Mr. Smith, at its expense, with health and dental insurance at a level consistent with his current coverage until March 31, 2008 unless he earlier attains substantially comparable insurance coverage through a new job position. If Mr. Smith has not yet obtained such replacement insurance coverages as of March 31, 2008, the Company will extend such insurance coverages, if permitted under the terms of its insurance plans, for up to an additional 18 months, provided that if such additional coverage is not permitted under the terms of the applicable insurance plans, the Company will pay for a substantially equivalent arrangement (which may include cash payments to Mr. Smith by the Company in an amount equal to an amount sufficient to permit him to acquire substantially comparable insurance coverage (on a community-rated basis)). The Company will also pay (either directly or by reimbursement) for senior executive outplacement services for a period of up to six (6) months by Kensington International or a comparable executive outplacement provider of Mr. Smith's choice. The foregoing payments and benefits will not be paid until Mr. Smith executes and delivers a waiver and release of claims in favor of the Company that becomes fully effective and enforceable in accordance with its terms.

            Mr. Smith has also agreed to provide the Company, on an as-needed basis, reasonable cooperation relating to issues and other matters associated with his previous responsibilities with the Company, including assisting his successor in the assumption of his prior responsibilities, making introductions as needed for a successful transition, and providing such additional reasonable assistance to ensure a smooth transition of responsibilities Mr. Smith has also agreed to provide reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against the Company, which relates to events occurring during his employment, subject to reimbursement for his reasonable out-of-pocket expenses incurred in connection with providing such cooperation.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

            See Item 1.01 of this Current Report on Form 8-K under the heading "Agreement with Gordon A. Paris," which is incorporated by reference herein by reference.


ITEM 8.01   OTHER EVENTS

            On September 13, 2006, the Company announced that it intends to close its New York corporate office by the end of the year and relocate its three remaining New York-based corporate functions to its Chicago headquarters. The move reflects the actions taken over the past two years which have established the Company's Sun-Times News Group ("STNG") as the sole operating division of the Company, as well as the expected completion of the reorganization and consolidation of STNG in the fourth quarter of this year.

            To help facilitate the relocation of the remaining New York-based corporate functions to the Chicago headquarters, Gordon A. Paris will transition out of his role as Chief Executive Officer at the end of the year. The Board of Directors has commenced a search for a CEO to be based in Chicago.

Along with Mr. Paris, James R. Van Horn, the Company's New York-based Vice President, General Counsel and Secretary, will leave at the end of the year and Robert T. Smith, the New York-based Treasurer, will leave at the end of October. James D. McDonough, who has served as the Company's Assistant General Counsel since January 2005, will succeed Mr. Van Horn and Dennis M. Byrd, who joined the Company in July 2006, will succeed Mr. Smith.

                                  SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SUN-TIMES MEDIA GROUP, INC.
                                        (Registrant)



Date: September 14, 2006                By:  /s/ James R. Van Horn
                                             -------------------------------
                                             Name:  James R. Van Horn
                                             Title: Vice President, General
                                                    Counsel and Secretary